EXHIBIT 16.1

PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036

                                                March 19, 2003

      Securities and Exchange Commission
      450 Fifth Street, N.W.
      Washington, D.C. 20549

      Commissioners:

      We have read the statements made by MFA Mortgage Investments, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 19, 2003. We agree with the statements concerning our Firm in such Form 8-K.

                                               Very truly yours,


                                               /s/ PricewaterhouseCoopers LLP
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